Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Columbia Corporate Bond Fund, Columbia Intermediate Government Income Fund, and Columbia Quality Plus Bond Fund Class A, B and C Shares Prospectuses, and the Class Z Shares Prospectuses, and in the Columbia Intermediate Government Income Fund and Columbia Quality Plus Bond Fund Class T and G Shares Prospectuses and under the caption "Independent Registered Public Accounting Firm of the Funds" in the combined Statement of Additional Information in Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A, No. 2-15184) of Columbia Funds Trust III (formerly, Liberty Funds Trust III) and to the incorporation by reference of our report dated June 10, 2003 on Columbia Corporate Bond Fund, Columbia Intermediate Government Income Fund, and Columbia Quality Plus Bond Fund (formerly, Liberty Corporate Bond Fund, Liberty Intermediate Government Income Fund, and Liberty Quality Plus Bond Fund, respectively) included in the Annual Report to Shareholders for the fiscal year ended April 30, 2003.



                                                          ERNST & YOUNG LLP
                                                      /s/ ERNST & YOUNG LLP



Boston, Massachusetts
August 23, 2004